Exhibit 99.1

5 May 2017

Quaker Associates,

It has been one month since we announced that we signed the agreement to combine Quaker with Houghton International, bringing together our two great companies to create one global organization. The announcement marked a truly exciting day for both our companies, and now we are beginning stages of planning for integration. Here are some of the activities that we have started:

•	The primary activity of the past few weeks has been letting everyone associated with Quaker – our associates, our investors, and our customers - know what is happening. The Management Executive Committee (MEC) have hosted town halls and webinars for every location; managers across our organization have met with their reporting team members to discuss the announcement; many of you have been busy responding to our customers’ questions. Following these discussions, our associates have asked many insightful questions; and while it is too early to have the answers to all of them, we have begun to update the “Frequently Asked Questions” lists on QNet.

•	At corporate, our legal team has been working to complete the necessary filings with the US Securities and Exchange Commission (SEC), the Federal Trade Commission and other regulatory entities around the world. We have begun filing paperwork for required regulatory approvals in the United States, Europe, Australia, China, and Taiwan. Further, our legal team has been working on proxy solicitation materials that will be filed with the SEC and then presented to our shareholders in order to vote on the approval of the stock consideration portion of the purchase price at a special shareholders meeting to be held in the 3rd Quarter on a date to be determined.

•	Quaker leadership team members have started interviewing consultants who will partner with us and provide critical support and expertise through our journey. In the coming weeks we will also name the integration leader and internal project leaders who will oversee the efforts required to map the future organization’s design, global manufacturing optimization, brand considerations, supply chain reviews, IT systems, and other business needs. We will let you know when those selections have been made.

I recognize that as we plan for change there are feelings of excitement and interest, mixed with some uncertainty. The MEC and I will use this integration planning period to thoughtfully and carefully plan our integration efforts. We will continue to communicate and provide updates to you as they happen, and continue to be invite your thoughts and feedback as well. If you have any questions that you have not had the opportunity to ask, please reach out to your manager, the MEC, or AssociateQuestions@quakerchem.com.

Thank you for your continued commitment to our company and our customers.

All the best,

Mike Barry

Chairman, Chief Executive Officer & President

Internal Use Only. © 2017, Quaker Chemical Corporation. All rights reserved.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Quaker will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THIS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Quaker with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and of Quaker’s other filings with the Commission may also be obtained from the Company by directing a request to: Victoria K. Gehris, Investor Relations, +1.610.832.4246.

Quaker and its directors, executive officers and other members of its management may solicit proxies from its shareholders in favor of the transaction. Information concerning such persons who may be considered participants in the solicitation of Quaker’s shareholders under the rules of the Commission will be set forth in the definitive proxy statement to be filed by Quaker with the Commission in connection with the transaction.

Internal Use Only. © 2017, Quaker Chemical Corporation. All rights reserved.